Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. of Section 1350, as Adopted by

Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned officer of Allergan plc and Warner Chilcott Limited (the “Companies”), hereby certifies, to such officer’s knowledge, that:

(i) the Annual Report on Form 10-K of the Companies for the year ended December 31, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

Date: February 26, 2016

By:	/s/ MARIA TERESA HILADO
Maria Teresa Hilado
Chief Financial Officer

(Principal Financial Officer)

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.